UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2002

VERSANT CORPORATION

(Exact name of Registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-28540	94-3079392
(Commission File Number)	(IRS Employer Identification No.)

6539 Dumbarton Circle, Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

(510) 789-1500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 4:         CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective May 23, 2002, Versant Corporation elected to change its certifying accountant and states the following:

(i)                                     Effective May 23, 2002, the Company dismissed Arthur Andersen LLP as the Company’s independent accountants.

(ii)                                  The reports of Arthur Andersen LLP on the Company’s consolidated financial statements for the fiscal year ended December 31, 2000 and the ten-month transition period ended October 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting priciples.

(iii)                               The decision to dismiss Arthur Andersen was approved by the Company’s audit committee and board of directors on May 23, 2002.

(iv)                              In connection with the audits of the Company’s financial statements for the year ended December 31, 2000 and the ten-month transition period ended October 31, 2001, the Company had no disagreements with Arthur Andersen, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreements in connection with its reports.  The Company has requested Arthur Andersen to furnish it a letter addressed to the Comission whether it agrees with the above statements.  A copy of that letter, dated May 23, 2002, is filed as Exhibit 16.01 to this 8-K.

The Company engaged KPMG LLP, subject to completion of their normal due diligence procedures, as the Company’s new independent auditors effective May 23, 2002.

ITEM 7:         FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibit No	Exhibit
	16.01	Letter from Arthur Andersen LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2002		VERSANT CORPORATION

	By:	/s/ Lee McGrath
Lee McGrath
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary